040103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
	20130709559-51
Ross Miller	Filing Date and Time
Secretary of State	10/30/2013 9:26 AM
State of Nevada	Entity Number
	E0523622013-5

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Dico, Inc.

2. Registered Agent for Service of Process: (check only one box)

- [X] Commercial Registered Agent: Vcorp Services LLC (Name)
- [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 25,000,000 Par value per share: $ 0.0001 Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) David Lazar (Name)
3445 Lawrence Ave. (Street Address) Oceanside (City) NY (State) 11572 (Zip Code)

2) Edward Lazar (Name)
3445 Lawrence Ave. (Street Address) Oceanside (City) NY (State) 11572 (Zip Code)

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Jamie Libonate (Name)   X [signature] Incorporator Signature

25 Robert Pitt Drive Suite 204 (Address) Monsey (City) NY (State) 10952 (Zip Code)

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity   10/29/2013 Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **DICO, INC.**, did on October 30, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 30, 2013.

ROSS MILLER
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20131030-1882
You may verify this certificate
online at **http://www.nvsos.gov/**